EXHIBIT 10.23

INTERNATIONAL STAR, INC.

SUBSCRIPTION AND INDEMNIFICATION
AND STOCK PURCHASE WARRANT AGREEMENT

2008 COMMON STOCK AND WARRANTS OFFERING

International Star, Inc.
P.O. Box 7202
Shreveport, Louisiana  71137

RE:           International Star, Inc. 2008 Common Stock and Warrants Offering

Ladies and Gentlemen:

1.  Subscription.  This Subscription and Indemnification and Stock Purchase Warrant Agreement (“Subscription Agreement”) is executed by the undersigned subscriber (the “Subscriber”) who desires to purchase units (“Units”) consisting of shares of common stock, par value $0.001 (“Common Stock”), of International Star, Inc., a Nevada corporation (the “Company”), and warrants to purchase shares of Common Stock, pursuant to the terms and conditions as stated herein (the “Offering”).

The Subscriber hereby subscribes to purchase 500,000 Units of shares of the Company’s Common Stock (the “Shares”) and Common Stock purchase warrants (the “Warrants”) at a price of $0.01 per Unit, for a total subscription price of Five Thousand and no/100 Dollars ($10,000.00) (the “Total Subscription Price”).

By executing this Subscription Agreement, Subscriber agrees to pay the full amount of the Total Subscription Price and receive the Shares and Warrants subscribed for, subject to the following terms:

Payment for the Total Subscription Price shall be made in cash upon the delivery of this Subscription Agreement to the Company by the Subscriber delivering a check for the Total Subscription Price, payable to the order of International Star, Inc., or by wire transfer to the account of the Company for the Total Subscription Price.

Each Unit shall consist of one Share of Common Stock and one Warrant issued pursuant to the terms and conditions provided herein.

2.  Acceptance of Subscription.  This subscription is made subject to acceptance by the Company on the following terms and conditions, and Subscriber represents and warrants to the Company that the Subscriber understands and agrees to such terms and conditions:

(a)  The Offering is being made on a first-come, first-served basis for the purpose of raising approximately $650,000 for general working capital of the Company.  The minimum investment that will be accepted by the Company from any Subscriber is $2,000.00.

(b)  The Units offered by the Company will be subject to the Company’s right to reject subscriptions in whole or part (whether or not the Subscriber’s check or wired payment is deposited into the Company’s account), withdrawal, cancellation, modification of the Offering without notice and the Company’s receipt and acceptance of a validly completed and executed Subscription Agreement.

(c)(1)  When the Company receives the Subscriber’s check for the Total Subscription Price and executed Subscription Agreement, the Subscriber’s check will be deposited into the Company’s account.  Only when the check is paid or the funds transfer is completed and the subscription is accepted by the Company will the Company instruct its transfer agent to issue to the Subscriber a certificate representing the number of Shares of Common Stock subscribed and a certificate representing the number of Warrants subscribed.

(2)  If management of the Company decides to terminate the Offering, which it may do without notice to Subscriber, or if the subscription is rejected, Subscriber will be refunded all funds forwarded by him or her together with any interest thereon.  Unless earlier terminated or extended by the Company, the Offering will terminate at 5:00 Central Time on Tuesday, September 30, 2008.

(d)  If you are an existing shareholder of the Company beneficially owning, directly or indirectly, 10% or more of the Company’s outstanding common stock, the Company may reduce your subscription as necessary to comply with applicable laws to an amount equal to the number of Units required to maintain your current pro rata percentage of beneficial ownership in the Company.  The Company will refund payment for any Units so reduced, with interest thereon.

(e)  This Offering is being made pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder, and pursuant to exemptions or exceptions from registration under the securities laws of Louisiana and any other state(s) where the offeree(s) principally reside(s).

(f)  This Offering is being made to the offeree(s) based solely on each offeree’s status as an accredited investor, as that term is defined in Rule 501(a) of Regulation D.

(g)  The certificate(s) issued to Subscriber representing the Shares, the certificate(s) issued to Subscriber representing the Warrants, and the certificate(s) to be issued to Subscriber representing shares of Common Stock acquired upon exercise of the Warrants or any portion thereof, shall bear the following legend restricting transfer thereof and containing substantially the following language.

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such act has been made or unless the availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Securities Act of 1933.”

and;

(h)  The Company will place a notation in its stock records and instruct the Company’s transfer agent to restrict the resale, pledge, hypothecation or other transfer thereof in accordance with the provisions of the legend set forth in Section 2(g) hereof.

3.  Terms and Conditions of Warrants.

(a)  Shares Issuable Per Warrant.  Each Warrant shall entitle the Subscriber to purchase one-half (1/2) share of Common Stock under the terms and conditions of this Section 3.

(b)  Exercise Price.  The exercise price per share of the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) shall be an amount equal to 50% of the closing price of the Common Stock for the trading day immediately preceding the date of the notice of exercise of the Warrant (the “Exercise Price”).

(c)  Exercisability of Warrant; Termination of Warrant.  Subject to the provisions of this paragraph (c), each Warrant shall be exercisable by the Subscriber for a period of three (3) years commencing on the date of issuance and expiring on the third anniversary of the date of issuance, as provided on the warrant certificate evidencing the Warrants (the “Expiration Date”), subject to the following provisions:

(1)  All issued but unexercised Warrants shall continue to be fully exercisable in accordance with the provisions herein, subject to the Company’s right to cancel provided in subparagraph (2), if:

(i)  there occurs any corporate transaction (which shall include a series of corporate transactions occurring within 60 days or occurring pursuant to a plan), that has the result that shareholders of the Company immediately before such transaction cease to own at least a majority of the voting stock of the Company in a (a) reorganization, (b) consolidation, (c) merger, (d) liquidation or (e) a similar corporate transaction;

(ii)  the shareholders of the Company approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

(iii)  the shareholders of the Company approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

(2)  Right to Cancel.  The Company reserves the right to cancel the Warrants prior to the Expiration Date, after a period of one year has elapsed from the date of issuance of the Warrants and upon 15 days written notice to the Warrant holders, if the closing price of the Company’s Common Stock is an amount equal to or exceeding $0.20 per share for a period of 20 consecutive trading days.

(d)  Non-Transferability.  The Warrants shall not be given, granted, sold, exchanged, transferred, pledged, encumbered, assigned or otherwise disposed of by the Subscriber, other than by will or the laws of descent and distribution upon the death of Subscriber.  The Warrants shall not be exercisable by any person other than Subscriber, except that in the event of Subscriber's death, the exercisable but unexercised portion of the Warrants may be exercised by the estate of the Subscriber or by the person who acquired the right to exercise the Warrants in accordance with this paragraph, subject to such transferree’s execution of a Subscription and Indemnification and Stock Purchase Warrant Agreement with the Company.

(e)  Method of Exercise.  Subscriber shall notify the Company by written notice, in the form of the Notice of Exercise attached hereto (Attachment A), delivered to the Company’s principal office, attention:  Secretary.

(1)  Payment for the Warrant Shares must accompany the Notice of Exercise and shall be made by Subscriber's check payable to International Star, Inc. or by wire transfer in full payment of the Exercise Price times the number of Warrant Shares purchased (the “Total Exercise Price”).

(2)  As soon as practicable after the receipt of the Notice of Exercise and accompanying payment of the Total Exercise Price and Subscriber’s check or wire transfer has been paid, the Company shall instruct its transfer agent to issue to Subscriber a certificate or certificates evidencing the Warrant Shares purchased by Subscriber hereunder.

(f)  Restriction on Exercise.  As a condition to the exercise of any Warrant, the Company may require the person exercising the Warrant to make any representation and warranty to the Company as may be required by any applicable law or regulation.

(g)  No Fractional Shares.  No fractional shares of Common Stock will be issued upon exercise of the Warrants, but the Company shall pay to Subscriber the cash value of any fraction of a Warrant Share to which Subscriber is entitled upon the exercise of one or more Warrants.

(h)  Adjustment of Warrant Shares.  If at any time prior to the expiration or exercise in full of the Warrants, there shall be any increase or decrease in the number of issued and outstanding shares of the Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of the Common Stock, then the number of Warrant Shares subject to the Warrants shall be proportionately adjusted for any such change in the stock structure of the Company.

Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversions of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of the Warrant Shares that remain unexercised under the Warrants.

Without limiting the generality of the foregoing, the existence of unexercised Warrant Shares under the Warrants shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Warrant Shares issuable upon exercise of the Warrant; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

(i)  No Rights as Stockholder.  The Subscriber shall have no rights as a stockholder of the Company with respect to any Warrant Shares as to which Warrants have not been exercised and payment of the Total Exercise Price has not been made therefor as herein provided.

4.  Representations, Warranties, and Acknowledgments by the Subscriber.  The Subscriber further represents, warrants, and acknowledges to the Company that the Subscriber:

(a)  has been informed of and understands the terms of the Offering and the terms and conditions of the Warrants; and

(b)  understands that he or she is being offered the Units solely because of his or her status as an accredited investor; and

(c)  is aware that all Company information has been filed with the Securities and Exchange Commission on Forms 10-KSB and 10-QSB (or 10-Q) and such current and other reports as required by the Securities Exchange Act of 1934, as amend, and represents that Subscriber has reviewed the Company’s financial statements contained in the Company’s most recent Form 10-QSB (or 10-Q) and Form 10-KSB, as available on the SEC’s EDGAR filing system, and has relied on the information contained in such filings in connection with his or her investment decision with respect to the Shares; and

(d)  has had access to information concerning the Company, including, without limitation, the opportunity to ask questions of and receive answers from the Company concerning any and all aspects of the Offering and any other information about the Company that Subscriber requested to review; and

(e)  acknowledges that he or she is knowledgeable about the Company, its business, its financial condition and its competitors and has had the opportunity to obtain such additional information about the Company as Subscriber deems necessary in order to make an informed investment decision, including but not limited to: (i) documents, agreements, financial statements, and information regarding the Company, its results of operation and plans and prospects for the future, (ii) the corporate structure of the Company and its capitalization including information about its board of directors and officers, the rights which a shareholder of the Company has under its Articles of Incorporation and Bylaws; (iii) the dividend policy of the Company; (iv) the uses of the proceeds from the Offering; and (v) any other information about the Company that Subscriber requested to review; and

(f)  understands that proceeds of the Offering will be used for general working capital of the Company; and

(g)  understands that the sale of the Shares and Warrants, and the Warrant Shares issuable pursuant to the Warrants, is not being registered under federal and state securities laws, and that the Shares and Warrants, and the Warrant Shares issuable pursuant to the Warrants, are being offered and sold under the exemptions from registration provided in Section 4(2) of the Securities Act, and Rule 506 of Regulation D promulgated thereunder, and pursuant to exemptions from registration under the securities laws of the state(s) in which the offeree(s) reside(s), and that THIS TRANSACTION HAS NOT BEEN REVIEWED OR PASSED UPON BY ANY FEDERAL OR STATE AGENCY; and

(h)  has the required degree of knowledge and experience in financial and business matters, including making investment decisions of this type, that enables Subscriber to utilize the information made available to Subscriber in connection with the offer of the Units, to evaluate the risks of the prospective investment and to make an informed investment decision; and

(i)  meets one of the criteria for an accredited investor in subparagraph (1) or (2) below (indicated by the initials of Subscriber in the appropriate blank(s)):

(1)  if Subscriber is a natural person:

_HT & PT_	(i)	such Subscriber has net worth as an individual or joint net worth with Subscriber’s spouse, as of the date hereof, which exceeds $1,000,000; or

_________	(ii)
such Subscriber had individual income in excess of $200,000 in each of the two most recent years or joint income with Subscriber’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_________	(iii)	such Subscriber is a director or executive officer of the Company; or

(2)  if Subscriber is not a natural person:

_________	(i)	such Subscriber is a bank, insurance company, investment company (as defined in the Investment Company Act of 1940), business development company or small business investment company; or

_________	(ii)
such Subscriber is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 administered by a bank, savings and loan association, insurance company or registered investment advisor; or

_________	(iii)
such Subscriber is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 with total assets in excess of $5,000,000 with investment decisions made solely by persons who are accredited investors; or

_________	(iv)	such Subscriber is a self-directed retirement plan with investment decisions made solely by persons who are accredited investors; or

_________	(v)	such Subscriber is a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act;

_________	(vi)	such Subscriber is a broker or dealer registered pursuant to the Securities Exchange Act of 1934;

_________	(vii)
such Subscriber is a plan with assets in excess of $5,000,000 established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees;

_________	(viii)	such Subscriber is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

_________	(ix)	such Subscriber is a non-profit organization described in Internal Revenue Code Section 501(c)(3) with total assets in excess of $5,000,000; or

_________	(x)	such Subscriber is a corporation, partnership or similar business trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

_________	(xi)
such Subscriber is a trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered whose purchase is directed by a sophisticated person as described in Securities and Exchange Commission Rule 506(b)(2)(ii);

_________	(xii)	such Subscriber is an entity in which all of the equity owners are accredited investors as otherwise defined in subparagraphs (1) and (2) of this paragraph (i);

and

(j)  as an accredited investor, is aware that no offering memorandum or other disclosure document is being provided to the Subscriber based upon his or her representations set forth herein; and

(k)  understands that dividends are paid if and when authorized by the board of directors of the Company and are payable only if and to the extent earnings are available, and further understands that there can be no assurance that the board of directors of the Company will authorize the issuance of dividends; and

(l)  has no reason to anticipate any change in personal circumstances, financial or otherwise, which may cause or require any sale or distribution of the Shares or the Warrant Shares; and

(m)  is familiar with the nature of and risks attending an investment of this type, and thus has determined that the purchase of the Units and the purchase of any Warrant Shares pursuant to the Warrants are consistent with Subscriber’s investment objectives and income prospects; and

(n)  is acquiring the Shares and the Warrants for purposes of long-term investment, for the personal account of Subscriber, and with no present intention of reselling, distributing or otherwise transferring the Shares or the Warrant Shares to be acquired by Subscriber upon exercise of the Warrants, or any portion of the Shares or the Warrant Shares, and Subscriber has no contract, undertaking or oral or written arrangement with any person or entity to sell or transfer all or any portion of the Shares or the Warrant Shares to that person or entity, or to have that person or entity sell for him all or any portion of the Shares or the Warrant Shares, or to afford or allow any participation in the Shares or the Warrant Shares by any other person or entity; and

(o)  is not purchasing the Units in reliance on any verbal representation or warranty of the Company or its directors, officers, employees, agents, independent contractors or any other person, and acknowledges that all documents, records and books pertaining to this subscription which Subscriber has requested have been made available to such Subscriber, and/or his or her attorney, accountant or other representative; and

(p)  understands that the Warrants are not transferable, except as provided in Section 3 herein, and further understands that the Subscriber’s ability to transfer the Shares and the Warrant Shares will be restricted and that transfers of the Shares and the Warrant Shares may not be made unless the transfer is not in violation of the Securities Act and applicable state securities laws (including investment suitability standards), and that the Company reserves its right to withhold consent to a transfer if, among other things, the transferee does not meet and does not represent that he or she meets the financial suitability standards required of an initial subscriber; and

(q)  understands that, because the Warrants may not be transferred and because transfer of the Shares and the Warrant Shares is restricted, Subscriber may not readily liquidate this investment; and further understands that the Units should not be purchased unless the Subscriber has liquid assets sufficient to assure that such purchase will cause no undue financial difficulties and the Subscriber can otherwise provide for current needs and possible personal contingencies; and further affirms that Subscriber has sufficient liquid assets so that the purchase of the Units will not interfere with Subscriber’s personal needs or contingencies; and

(r)  understands the fundamental aspects of and risks involved in an investment in the Company, including (1) the nature of the investment, (2) the financial hazards involved, including the risk of losing the entire investment, (3) the lack of liquidity and the restrictions on transferability of the Shares, and (4) the business of the Company; and

(s)  has subscribed for the number of Units as set forth in Section 1 of this Subscription Agreement and has tendered the Total Subscription Price; and acknowledges that such tender is irrevocable and binding until either accepted or rejected by the Company; that the Company will accept validly executed and completed subscriptions subject to prior sale; that the Company may reject any subscription, in whole or in part, and for any reason, without liability to it; and, further, that the Company will reject any subscription that is not accompanied by a fully executed and completed Subscription Agreement; and

(t)  represents that no person other than the Subscriber will have a direct or indirect interest in the Shares and Warrants subscribed for hereby; and

(u)  represents that the address set forth on the signature page of this Subscription Agreement is the Subscriber’s true and correct residence address, and the Subscriber has no present intention of becoming a resident of any other state or jurisdiction; and

(v)  agrees that the Company may present this document to whatever persons it deems appropriate if the Company is called upon to establish the availability of an exemption to the registration requirements of the Securities Act and applicable state securities laws for this Offering and sale of the Units; and

(w)  affirms that the representations made herein by the Subscriber are true, correct and complete as of the date hereof, and, if there should be any material change in these representations prior to the issuance of the Shares and Warrants, the Subscriber will immediately inform the Company and furnish such revised or corrected information to the Company.

5.  Indemnification.  The Subscriber does hereby agree to indemnify and hold harmless the Company and its directors, officers, employees, agents, attorneys and independent contractors from and against any and all liabilities, damages, losses, costs, claims and expenses (including attorneys’ fees) arising under or resulting from Subscriber’s breach of any representation or warranty made herein or from any other misrepresentation made by Subscriber in connection with the Offering, Subscriber’s subscription for the Units, and Subscriber’s exercise of the Warrants and acquisition of the Warrant Shares.

6.  Miscellaneous.

(a)  This Subscription Agreement, or any interest herein, shall not be transferable or assignable by Subscriber.

(b)  The Company reserves the right in its sole discretion to determine the validity of all subscriptions for Units and to reject subscriptions that it deems invalid.

(c)   All notices or other communications hereunder shall be in writing and shall be hand delivered or mailed, postage prepaid, to the undersigned at the address set forth below and to the Company at the address set forth above.

(e)   This Subscription Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

(f)    Any individual executing this Subscription Agreement for himself or herself represents and warrants to the Company that he or she is at least eighteen (18) years of age.  Any corporate Subscriber or Subscriber acting in a fiduciary capacity hereof represents and warrants to the Company that its actions in executing, delivering and carrying out the transactions contemplated by this Agreement have been duly and validly authorized.

(g)   This Subscription Agreement shall inure to the benefit of and be binding upon the parties hereto and their heirs, successors, personal representatives, trustees and assigns.  If the Subscriber is more than one person or entity, the obligations of the undersigned shall be joint and several, and the representation and the indemnification obligations herein contained shall be deemed to be made by and binding upon each such person and his or her heirs, successors, personal representatives, trustees and assigns.

IN WITNESS WHEREOF, this Subscription Agreement has been executed by the Subscriber as of the date indicated next to such authorized signature.

(Signature on page following.)

INTERNATIONAL STAR, INC.

Subscription Agreement Signature Page

/s/ Harold Taub
/s/ Paula Taub
Authorized Signature of Subscriber	Date: SEPT 29, 2008

PLEASE PRINT:     Harold and Paula Taub

Exact Legal Name of Subscriber:	Harold and Paula Taub
Title (if signing as an officer or in a representative capacity)
Physical Street Address of Residence (if an Individual)	365 Pine Ridge Drive
or Principal Place of Business (if an Entity)	Line 1 of Street Address (not a P. O. Box)
Line 2 of Address Bloomfield Hills MI 48304
City State Zip
Mailing Address for Notice (if different from above)
Line 1 of Street Address or P. O. Box
Line 2 of Address
City State Zip
Social Security Number or Tax Identification Number	Harold Taub xxx-xx-xxxx Paula Taub xxx-xx-xxxx

ACCEPTED by the Company this           30th          day of          September         , 2008.

INTERNATIONAL STAR, INC.

By:	/s/ Jacqulyn B. Wine
Name:	Jacqulyn B. Wine
Title:	Sec/Treas/CFO